Exhibit 99.1
Virgin Orbit Announces First Quarter 2022 Financial Results

Q1 Business Highlights:

•Completed third consecutive successful launch on January 13, 2022; delivered satellites for the DoD, NASA, and a commercial customer
•Selected by NASA to provide launch services for the VADR missions
•Added Poland and Oman to list of potential Spaceports
•Announced payloads for first launch from UK

LONG BEACH, Calif. – May 11, 2022 – Virgin Orbit (Nasdaq: VORB) (“Virgin Orbit” or the “Company”), the responsive space flight and services company, today announced its financial results for the first quarter ended March 31, 2022.

Virgin Orbit’s Chief Executive Officer, Dan Hart, commented, “We had a strong start to the year, beginning with our third consecutive successful launch. As we ramp production and launch rate, our team is laser focused on flawless execution of our next mission for the DoD, followed by the first ever orbital launch from the UK.”

Mr. Hart continued, “With the escalating geopolitical environment, our ability to launch from airports around the world has attracted growing interest. The differentiated capabilities of our system to launch from anywhere, at any time, to any orbit, can uniquely serve the national security community and our allies. We believe Virgin Orbit is well positioned for future growth as the space economy continues to rapidly develop.”

Recent Business Highlights:

•Announced our next launch, serving the U.S. Space Force Rocket Systems Launch Program (RSLP) and the Department of Defense (DoD) Space Test Program (STP)
•Signed binding launch contract with IQPS in May 2022 for launch of synthetic aperture radar
•Secured two additional 747 aircraft
•Renamed and rebranded national security arm to Virgin Orbit National Systems
•Craig R. Cooning (Major General USAF Ret.), former president of Boeing’s Space and Network Systems busienss and Kimberly A. Crider (Major General USSF Ret.), former U.S. Space Force acting Chief Technology and Innovation Officer joined Virgin Orbit National Systems’ board of directors

First Quarter 2022 Financial Highlights:

•Revenue of $2.1 million, compared to $5.5 million in first quarter 2021, driven by launches contracted during early development phase with introductory pricing
•Net loss of $62.6 million, compared to a net loss of $32.3 million in first quarter 2021, as a result of the expected revenue recognition of contract losses given our initial low-rate production phase as well as higher SG&A associated with becoming a public company
•Adjusted EBITDA of $(49.6) million, compared to $(29.0) million in the same prior year period
•Net cash used from operations of $61.6 million, compared to $39.5 million in the same prior year period, as the Company continues to invest in the business
•Capital expenditures of $5.0 million, compared to $5.2 million in the same prior year period
•Free cash flow of $(66.6) million, compared to $(44.7) million in the same prior year period
•Cash and cash equivalents of $127.4 million

Exhibit 99.1
•As of March 31, 2022, total non-binding and binding backlog was $575.6 million* of which $156.9 million was binding

*Backlog as of March 31, 2022 included $22 million for a non-binding memorandum of understanding that was terminated after March 31, 2022, and will not be included in such amounts after such termination.

Conference Call Information:

The Company will conduct a conference call starting at 4:30 pm ET on Wednesday, May 11, 2022 to review the results for the first quarter ended March 31, 2022 and provide a business update.

Participants may access the call at 1-877-407-0792, international callers may use 1-201-689-8263, and request to join the Virgin Orbit earnings call. A live webcast along with supplemental information will also be available at https://investors.virginorbit.com/news-events/ir-calendar.

A telephonic replay will be available shortly after the conclusion of the call and until Wednesday, May 25, 2022. Participants may access the replay at 1-844-512-2921, and international callers may use 1-412-317-6671 and enter access code 13729410. An archived replay of the call will be available on the investors portion of the Virgin Orbit website at https://investors.virginorbit.com/.

ABOUT VIRGIN ORBIT
Virgin Orbit operates one of the most flexible and responsive space launch systems ever built, capable of launching at any time, from any place, and to any orbit. Founded by Sir Richard Branson in 2017, the company began commercial service in 2021, and has already delivered commercial, civil, national security, and international satellites into orbit. Virgin Orbit’s LauncherOne rockets are designed and manufactured in Long Beach, California, and are air-launched from a modified 747- 400 carrier aircraft that allows Virgin Orbit to operate from locations all over the world in order to best serve each customer’s needs.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations as to the rate and timing of future launches and anticipated growth. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the Company’s ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; its ability to grow market share in the developing space economy; its ability to convert backlog and potential revenue into revenue; its expected timing for future missions; market acceptance of its current and planned products and services and ability to achieve sufficient production volumes and anticipated mission timing, as well as the factors, risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as in the Company’s subsequent filings with the SEC, including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, accessible on the SEC’s website at www.sec.gov and the Investor Information section of the Company’s website at www.virginorbit.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers

Exhibit 99.1
are cautioned not to put undue reliance on forward-looking statements, and Virgin Orbit assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Virgin Orbit gives no assurance that it will achieve its expectations.

INQUIRIES:

Media, Virgin Orbit:
Linda Rivera, Principal Communications Officer
Linda.Rivera@virginorbit.com
323-316-6499

Investor Relations, Virgin Orbit:
Stephen Zhang, Vice President of Investor Relations
Stephen.Zhang@virginorbit.com
562-384-4400

Exhibit 99.1

First Quarter 2022 Financial Results
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue	$2,111	$5,535
Cost of revenue	17,441	2,381
Gross (loss) profit	(15,330)	3,154
Selling, general and administrative expenses	32,426	19,483
Research and development expenses	10,803	17,831
Operating loss	(58,559)	(34,160)
Other (expense) income :
Change in fair value of equity investments	(4,185)	—
Change in fair value of liability classified warrants	—	—
Interest expense, net	(28)	(7)
Other income	202	1,842
Total other (expense) income, net:	(4,011)	1,835
Loss before income taxes	(62,570)	(32,325)
Provision for income taxes	—	—
Net loss	(62,570)	(32,325)

Other comprehensive loss
Foreign currency translation adjustment	(61)	(33)
Total comprehensive loss	$(62,631)	$(32,358)

Net loss per share:
Basic and diluted	$(0.19)	$(0.12)

Weighted average shares outstanding
Basic and diluted	334,919,905	275,958,168

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(In thousands, except per share data)

	As of
	March 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$127,440	$194,154
Restricted cash	828	828
Accounts receivable, net	3,500	2,080
Inventory	44,728	33,927
Prepaid expenses and other current assets	10,792	7,789
Total current assets	187,288	238,778
Property, plant and equipment, net	63,503	61,425
Right-of-use assets	14,379	14,685
Investments	9,313	13,498
Other noncurrent assets	1,423	3,354
Total assets	$275,906	$331,740

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,010	$10,334
Current portion of lease obligation	1,663	1,642
Current portion of provision for contract losses	4,750	—
Accrued liabilities	22,490	23,832
Deferred revenue	19,123	12,150
Total current liabilities	56,036	47,958
Lease obligation, net of current portion	13,757	14,078
Deferred revenue, net of current portion	23,303	28,991
Public and private placement warrant liabilities	20,188	20,188
Provision for contract losses, net of current portion and other long-term liabilities	8,469	7,555
Total liabilities	121,753	118,770
Commitments and contingencies (Note 17)
Stockholders’ equity
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 2,000,000,000 shares authorized; 334,919,914 shares issued and outstanding as of March 31, 2022 and December 31, 2021.	34	34
Additional paid-in capital	1,037,207	1,033,393
Accumulated deficit	(883,024)	(820,454)
Accumulated other comprehensive loss	(64)	(3)
Total stockholders’ equity	154,153	212,970
Total liabilities and stockholders’ equity	$275,906	$331,740

Exhibit 99.1
VIRGIN ORBIT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31, 2022 and 2021
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(62,570)	$(32,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,348	3,629
Stock-based compensation	3,814	1,421
Inventory write-down	1,581	—
Non-cash investment in Sky and Space	—	(1,706)
Change in fair value of equity investments	4,185	—
Changes in operating assets and liabilities:
Accounts receivable	(1,420)	352
Inventory	(6,717)	(8,495)
Prepaid expenses and other current assets	(3,004)	(1,227)
Deferred transaction costs	—	(10)
Other noncurrent assets	1,913	88
Accounts payable	(2,327)	1,424
Other long-term liabilities	(339)	(210)
Accrued liabilities	(1,317)	(2,378)
Deferred revenue	1,285	(9)
Other, net	(59)	(21)
Net cash used in operating activities	(61,627)	(39,467)
Cash flows from investing activities:
Purchase of property and equipment	(4,996)	(5,188)
Net cash used in investing activities	(4,996)	(5,188)
Cash flows from financing activities:
Payments of finance lease obligations	(91)	(61)
Proceeds from the exercise of stock options	—	21
Advances to stock option holders	—	18
Parent Company contributions	—	46,141
Net cash (used in) provided by financing activities	(91)	46,119
Net (decrease) increase in cash and cash equivalents and restricted cash	(66,714)	1,464
Cash and cash equivalents and restricted cash at the beginning of the period	194,982	26,786
Cash and cash equivalents and restricted cash at the end of the period	$128,268	$28,250

Cash and cash equivalents	$127,440	$27,234
Restricted cash	828	1,016
Cash and cash equivalents and restricted cash	$128,268	$28,250

Supplemental disclosures
Schedule for non-cash investing activities and financing activities
Unpaid property, plant and equipment received	$86	$26

Exhibit 99.1
Virgin Orbit Holdings, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Adjusted (Non-GAAP) Results

This press release references Adjusted EBITDA and free cash flow, a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation, and certain other items the Company believes are not indicative of its core operating performance. The Company defines free cash flow as net cash used in operating activities less capital expenditures. Non-GAAP financial measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting Adjusted EBITDA and free cash flow provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of Adjusted EBITDA, and free cash flow or any other non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Net Loss	$(62,570)	$(32,325)

Depreciation and amortization	3,348	3,629
Stock-based compensation	3,814	1,421
Inventory write-down	1,581	—
Non-cash investment in Sky and Space	—	(1,706)
Change in fair value of equity investments	4,185	—
Interest expense, net	28	7
Adjusted EBITDA	$(49,614)	$(28,974)

Free Cash Flow Reconciliation

	Three Months Ended March 31,
	2022	2021
	(In thousands)
Net cash used in operating activities	$(61,627)	$(39,467)
Capital expenditures	(4,996)	(5,188)
Free cash flow	$(66,623)	$(44,655)